Exhibit 99.2

           Financial Statement Schedules of the Company


Schedule Number          Description
----------------         ------------

I                        Summary of Investments - Other than
                         Investments in Related Parties

II                       Condensed Financial Information of
                         Registrant

III                      Supplementary Insurance Information

IV                       Reinsurance

V                        Valuation and Qualifying Accounts

VI                       Supplemental Information Concerning
                         Property - Casualty Insurance Operations

STONEVILLE INSURANCE COMPANY
SCHEDULE 1 - SUMMARY OF INVESTMENTS -
   OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 1996
MARCH 31, 1997


Schedule I is not applicable. The Company had no investments at December 31, 1996 or March 31, 1997.

STONEVILLE INSURANCE COMPANY
SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
DECEMBER 31, 1996
MARCH 31, 1997



Schedule II is not applicable.

STONEVILLE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
DECEMBER 31, 1996
MARCH 31, 1997


Schedule III is not applicable. The Company was inactive in 1996 and the first quarter of 1997.

STONEVILLE INSURANCE COMPANY
SCHEDULE IV - REINSURANCE
DECEMBER 31, 1996
MARCH 31, 1997



Schedule IV is not applicable.

STONEVILLE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS
DECEMBER 31, 1996
MARCH 31, 1997



Schedule V is not applicable.

STONEVILLE INSURANCE COMPANY
SCHEDULE VI - SUPPLEMENTAL INFORMATION CONCERNING PROPERTY-CASUALTY INSURANCE OPERATIONS
DECEMBER 31, 1996
MARCH 31, 1997


Schedule VI is not applicable. The Company was inactive in 1996 and the first quarter of 1997.